Form C

Cover Page

Name of issuer:

Torii Labs LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/13/2013

Physical address of issuer:

25600 isle of View Place
Calabasas CA 91302

Website of issuer:

http://www.toriilabs.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

125,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $125,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$125,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$250,000.00

Deadline to reach the target offering amount:

4/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$222,290.00	$273,091.00
Cash & Cash Equivalents:	$22,397.00	$77,683.00
Accounts Receivable:	$1,110.00	$9,453.00
Short-term Debt:	$20,573.00	$10,757.00
Long-term Debt:	$0.00	$390,000.00
Revenues/Sales:	$97,169.00	$35,622.00
Cost of Goods Sold:	$49,828.00	$16,857.00
Taxes Paid:	$0.00	$0.00
Net Income:	($489,452.00)	($477,988.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Torii Labs LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Giles Hayward	entrepreneur	Torii Labs	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Giles Hayward	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Giles Hayward	3521412.0 Common Units	43.17

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> There are risks that production will be delayed due to ingredient scarcity due to seasonality of certain herbs.
>
> Capital restraints are always a risk. Without sufficient capital we are unable to run the business, go into production and hire the team required to make Torii a success
>
> With all new products there is always a risk that we don't find our target audience and the language to communicator with them fast enough
>
> There is a risk that one of our products spoil for some reason and bad PR damages the company
>
> There is always the risk of competition. A larger company could come in and replicate our product and put a lot of money behind their success.

There is a risk that we are ahead of the curve and that the consumer is not ready to adopt our products.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$125,000**

Use of Proceeds: 60% Production

20% Team

13% Marketing/sales

7% Wefunder intermediary fee

If we raise: **$250,000**

Use of Proceeds: 40% Production

28% Marketing

25% Growing our team

7% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $2,500,000.00 valuation cap; 20.000% discount; 5% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $150,000.00

Valuation Cap: $2,500,000.00

Discount Rate: 80%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000.00 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 5% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Early-Bird: Investors investing in the first $50,000.00, will receive a valuation cap of $2,250,000.00

Conversion and Repayment

The Notes will have a maturity date of twenty-four (24) months from the date of issuance (the "Maturity Date") after which time the principal and accrued interest on each Note shall be payable upon demand from the Investor holding such Note. The Company may prepay the outstanding principal amount and any unpaid accrued interest prior to a Change of Control (defined below).

Conversion Price, Discount, and Valuation Cap:

The conversion price of the Notes will be equal to 80% of the price per unit (the "Discount") paid by other investors for a majority of units of equity securities issued in the Next Equity Financing (the "Note Conversion Price"). The Note Conversion Price, however, shall not be greater than the quotient obtained by dividing (x) $2,500,000 (or $2,250,000 for the first $50,000 investing) by (y) the total number of units outstanding (assuming full conversion and exercise of all convertible or exercisable securities other than the Notes and any other outstanding convertible notes) (the "Valuation Cap"). For any conversion in which the Discount is inapplicable, the Note Conversion Price shall be calculated in accordance with the Valuation Cap.

Conversion on Qualified Financing:

Unpaid principal and unpaid accrued interest shall be automatically converted into equity securities issued in the Company's next equity financing in an aggregate amount of at least $1,000,000 (excluding conversion of the Notes) (the "Qualified Financing") occurring on or before the Maturity Date, or at the option of the Investor in the event of a Qualified Financing occurring after the Maturity Date.

Optional Conversion at Maturity:

If the Qualified Financing does not occur on or before the Maturity Date, the principal and accrued interest may be converted at the Investor's option into such number of Preferred Units of the Company at the Note Conversion Price.

Change of Control: In the event of a change of control prior to repayment in full of the Note, the outstanding principal and any accrued but unpaid interest on this Note shall, at the Investor's option and immediately prior to such Change of Control, (i) be repaid in cash, or (ii) convert into Preferred Units of the Company at the Note Conversion Price.

Pro Rata Rights: *Private Sales for Major Investors.* Investors who invest at least $25,000.00 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the Notes.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a unitholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a unitholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Units the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Units by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Designated Lead Investor provided that all holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class C Preferred Units	2,771,201	2,771,201	Yes
Class A Common Units	1,935,000	1,935,000	Yes
Class B Preferred Units	2,187,823	2,187,823	Yes
Class A Preferred Units	1,423,013	1,423,013	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The Company has not yet authorized Class D Preferred Units, which investors in the convertible note (if converted) will receive. Class D units do not have voting rights.

Liquidating Distributions. Distributions of any proceeds made in connection with the liquidation of the Company ("Liquidating Distributions"), up to the extent that such proceeds are available for Liquidating Distributions, shall: (i) first be paid pro rata to the holders of the Class C Preferred Units so that each such Investor receives up to one times the original consideration (whether paid in cash or in-kind contributions) tendered for each Class C Preferred Unit at the time such Unit was issued by the Company; (ii) second, if any such proceeds are remaining, be paid pro rata to the holders of the Class B Preferred Units so that each such Investor receives up to one times the original consideration (whether paid in cash or in-kind contributions) tendered for each Class B Preferred Unit at the time such Unit was issued by the Company; (iii) third, if any such proceeds are remaining, be paid pro rata to the holders of the Class A Preferred Units so that each such Investor receives up to one times the original consideration (whether paid in cash or in-kind contributions) tendered for each Class A Preferred Unit at the time such Unit was issued by the Company; (iv) fourth, if any such proceeds are remaining, be paid pro rata to the holders of the Class A Common Units so that each holder thereof receives up to one times the original consideration (whether paid in cash or in-kind contributions) tendered for each Class A Common Unit at the time such Unit was issued by the Company; and (v) fifth, if any such proceeds are remaining, the balance of any proceeds shall then be distributed pro rata by Unit to the holders of the Class A Common Units, the Class A Preferred Units, the Class B Preferred Units, and the Class C Preferred Units together as a single class. The original consideration tendered by each Member with respect to each Class of Unit held by such Member shall be as described in Schedule 3.1.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the
Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Units, Investors may receive a number of shares of Preferred Units calculated as either the conversion price equal to
the lesser of (i)
80% of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $2,500,000.00 (the "Valuation Cap") (or, if investing within the first $50,000.00, a 2.25M valuation cap) divided by the aggregate number of outstanding shares of the Company's units as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt) .

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Section 4(a)(2)	Common stock	$540,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$390,000	General operations
3/2017	Section 4(a)(2)	Convertible Note	$250,000	General operations
1/2018	Section 4(a)(2)	Preferred stock	$200,000	General operations
11/2018	Section 4(a)(2)	Preferred stock	$250,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Michael Worrall
Amount Invested	$50,000.00
Transaction type	Priced round
Issue date	03/11/14
Relationship	Step Father to founder

Michael was a strategic advisor and life coach to the Founder. He received 0.5% equity for his services

Name	Richard Hayward
Amount Invested	$50,000.00
Transaction type	Priced round
Issue date	05/14/14
Relationship	Father of Founder

Rick was given 0.5% equity to be on the advisory board

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Torii Labs is a plant medicine company, creating herbal elixirs that balance, build and brighten our bodies and minds. We are shifting the performance conversation away from the quick fix, over stimulating solutions towards a smarter way to access sustained vitality.

We draw from a cornucopia of wildcrafted Chinese, Ayurvedic and Western herbs which are combined with organic juices to give you the highest quality 100% natural performance solutions.

Milestones

Torii Labs LLC was incorporated in the State of Delaware in June 2013.

Since then, we have:

- currently selling in 90 high end stores in California such as Erewhon, Beaming, Equinox, Earth Bar, Rainbow Acres and Berkley Bowl.
- Launched in 5-Star hotels such as the Carlyle Rosewood hotel in NYC. We will also be launching in the Equinox hotel in June 2019.
- Strong Torii Awake velocity figures: Earthbar Market Street is selling 28 units per week. Erewhon (4 stores) is selling 12 units per week per store.
- Launching with WholeFoods Cap South West 50 stores in Q1 2019.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $97,169 compared to the year ended December 31, 2017, when the Company had revenues of $35,622. Our gross margin was 48.72% in fiscal year 2018, compared to 52.68% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $222,290, including $22,397 in cash. As of December 31, 2017, the Company had $273,091 in total assets, including $77,683 in cash.
- *Net Loss.* The Company has had net losses of $489,452 and net losses of $477,988 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $20,573 for the fiscal year ended December 31, 2018 and $400,757 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $990,000 in equity and $640,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 5 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Torii Labs LLC cash in hand is $80,875, as of November 2018. Over the last three months, revenues have averaged $5,000/month, cost of goods sold has averaged $1,800/month, and operational expenses have averaged $18,000/month, for an average burn rate of $14,800 per month. Our intent is to be profitable in 5 months.

Revenue grew steadily in the first 6 months of 2018. However, revenue has been reduced in the last 5 months as we discontinue our old 100ml and 15ml product lines to make way from our new 55ml shots. Revenue should increase significantly in Dec and into 2019.

I expect revenue to grow significantly over the next 6 months. We plan to be in about 160 point of sales by June 2019 and we are also going to push online sales with facebook and google ads. We hope to reach about $800k of revenue in the next 6 months.

Our monthly expenses will grow from about $35k to $85k in 3 months and will reach $95k in June 2019. We plan, although cannot guarantee, to reach about $170k in monthly revenue in June 2019.

In lieu of a successful Wefunder raise we may seek institutional funding. The company may also seek debt to fund operations in the mid to short term.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.toriilabs.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Torii Labs Convertible Note
Early Bird Torii Labs Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Giles Hayward
Giles Hayward

Appendix E: Supporting Documents

Torii_Labs_-_LLC_Agreement__as_amended_.pdf


TORII LABS CALIFORNIA
A
Awake
Adaptogenic Clean Energy
No Caffeine, Non-GMO, Vegan, Gluten Free
1.9 FL OZ (55 mL)
Dietary Supplement

INVEST IN TORII LABS

maximum target met

$0

raised of $0 maximum target from 0 investors

The new essentials: tonics that form the backbone of your daily wellness routine

Torii Labs is a plant medicine company, creating herbal elixirs that balance, build and brighten our bodies and minds. We are shifting the performance conversation away from the quick fix, over stimulating solutions towards a smarter way to access sustained vitality. We draw from a cornucopia of wildcrafted Chinese, Ayurvedic and Western herbs which are combined with organic juices to give you the highest quality 100% natural performance solutions.



Giles Hayward
Co-founder and CEO
Co-founder of Phylia DeM Tyringham Initiative, Former Investment Director, MBA in Sustainability


Giles Hayward - Co-founder Torii Labs
www.toriilabs.com

Why you may want to invest

1. Strong Torii Awake velocity figures: 2oz Awake velocity: Erewhon Venice 12 units per week. Earthbar Market St 20 units per week
2. Selected as 1 of the top 10 emerging Natural product brands to participate in the current PepsiCo Greenhouse Nutrition 6-month accelerator program. Finishing April 2019.
3. currently selling in 90 high end stores in California such as Erewhon, Beaming, Equinox, Earth Bar, Rainbow Acres and Berkley Bowl. Launched in 5-Star hotels such as the Carlyle Rosewood hotel in NYC. We will also be launching in the Equinox hotel in June 2019.
4. Opportunity to Invest off a pre-revenue valuation in a company that has shown proof of concept in leading health product stores.
5. Clear expansion plan: Launching with WholeFoods Pac South West 50 stores in Q1 2019.

$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

~~$2.5M~~ **$2.25M** valuation cap

First $50K investors of this fundraise will invest in a convertible note with a $2.25M valuation cap.

5% interest
20% discount
$25K+ pro rata right threshold

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $2.25M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$250+
25% off a case of 12 Torii shots

$500+
50% off a case of 12 Torii shots

$1,000+
3 free cases of of 12 shots

$10,000+
6 free cases of of 12 shots, a Torii Labs hoodie and be a part of the first group to try our new Torii products.

$25,000+
12 free cases of of 12 shots, a Torii Labs hoodie and the chance and be a part of the first group to try our new Torii products, as well as a free consultation with a Torii Labs Functional doctor

see less

ToriiLabs_LineSheet2018.pdf

Torii_Labs_Executive_Summary_Jan_2019__1_.pdf

Torii_Labs_pitch_deck_Q1_2019_v1.pdf

https://toriilabs.com

Why I Like Torii Labs

Given the stresses of our everyday lives, we see consumers increasingly seeking natural products that help them replenish and restore their balance. Torii Labs offers a unique range of products that are pushing the envelope through herbs and juices.

Pepsi

THE BUZZ ABOUT TORII LABS

I met a young British couple on an Italian island who have a start-up called Torii Labs, selling elixirs that help you focus, relax, and replenish. I tried them, and it's a very good product and a nice way to keep in touch with your diet and your mind. They make you feel fabulous—and they're very chic!



Eve MacSweeney
Features Director at Vogue

This powerful elixir combines potent, adaptogenic herbs to increase focus, mental alertness and stamina, without the need for caffeine. Not only does this formula help to wake you up and clear your brain fog, it also helps to reduce stress... The perfect caffeine replacement, Torii Awake comes in two different forms: as a tonic or a shot. Although I love the taste of the tonic, I personally prefer the shot because it's easy to take on-the-go and incorporate into my busy morning routine.



Christina Lee
Lifestyle Blogger at The Clean Method

I have used Unwind and ReLeaf and both worked very well. I'm especially fond of the Unwind as I struggle with sleep. It has been very helpful on days my mind can't seem to shut down.



Sarah Blink
Customer

This brand is one that is dedicated to finding you long-term and effective solutions so that you can be at your best while maintaining your long-term health and vitality... Ultimately, Torii Labs is a great solution for those who are looking for an all-natural and safe approach to their health and wellness needs.

Supplement Police
Wellness Product Reviewer

THE BUSINESS JOURNALS

Meet the Inaugural Class of PepsiCo's Nutrition Greenhouse North America - The Business Journals

Meet the Inaugural Class of PepsiCo's Nutrition Greenhouse North America - Startups offering chickpea milk, popped water lily seed, and plant-based seafood are among the 10 finalists - Each finalist will receive $20,000 in grant funding and personalized

November 26, 2018 @ bizjournals.com

The Hollywood Reporter

Hollywood's Smoking Hot Trend: Weed for Health

Hollywood's affinity for marijuana may go back decades, but with the November vote to legalize recreational use - and the Jan. 1 vandalizing of the Hollywood sign to read "Hollyweed" - it has hit a fever pitch.

November 26, 2018 @ hollywoodreporter.com

Torii Labs co-founder bets on the liquid shot format as the future of herbal supplements

Torii Labs makes a line of four herbal tonics, each with a different health target: Torii Awake, Torii Unwind, Torii Restore, and Torii Relief. "We're giving [consumers] a really amazing, enjoyable way to take a supplement," he told us.
November 21, 2018 @ nutraingredients-usa.com

PepsiCo names first participants in its US accelerator

PepsiCo's Nutrition Greenhouse program announced it has chosen 10 startups to participate in its first collaborative accelerator in the U.S. They will take part in a six-month program involving mentoring from PepsiCo executives on marketing,
November 13, 2018 @ fooddive.com

With Greenhouse Program, PepsiCo Hopes to Help Brands Sprout | NOSH

Sometimes to see growth you need to add a little fertilizer. That's the concept PepsiCo hopes to offer brands with the Nutrition Greenhouse. The soda and snack giant's food and beverage accelerator yesterday announced the nine brands to join
November 13, 2018 @ nosh.com

Meet the 10 start-ups chosen for PepsiCo's Nutrition Greenhouse

PURCHASE, N.Y. - PepsiCo, Inc. has unveiled the 10 start-ups chosen to participate in its first collaborative accelerator program in North America, the Nutrition Greenhouse program. The finalists are Bohana, Hapi Drinks, IQ Bar, Remedy Organics, Rule
November 12, 2018 @ foodbusinessnews.net

10 Food and Beverage Startups That PepsiCo Sees as the Next Big Thing

5 min read Giant food companies are looking for innovations from entrepreneurs. One of those major players, PepsiCo, has launched a program called Nutrition Greenhouse that aims to support those game changers.
November 12, 2018 @ entrepreneur.com

Ingestible Beauty: Ingredients That'll Make You Healthier And Prettier

Makeup and skincare are integral parts of putting forth your best face, but a truly holistic approach includes what you put in your body. Skin is your largest organ, and it should be nourished from the inside out-when you're feeding yourself the...
January 6, 2018 @ thezoereport.com

11 Fantasy Wellness Gifts for Happier, Healthier Year Ahead

The news is in: self-care is the ultimate luxury. With the New Year fast approaching, what else could be on Vogue editors' minds (besides party, party, party) but a post-blowout wellness extravaganza? In tune with our January issue and Lupita Nyong'o 's
December 29, 2017 @ vogue.com

Cannabis Terpene Cocktails-Healthy and . . . Herbal

At this point, it's hard to be surprised by any ingredient in a cocktail made by a creative mixologist. Duck fat? It's been done. Peanut butter? Why not. Charcoal? Absolutely. Every veggie in the garden? Old hat.
August 9, 2017 @ vogue.com

Knock, knock! Subscription box services are at your door

Subscription boxes - those goodies that arrive on your doorstep monthly - aren't going anywhere. Here are a handful of new and unusual wellness-based offerings that include herbal tinctures, grass-fed beef, high-tech toothbrushes and a daily
July 23, 2017 @ latimes.com

Torii Re-Leaf - The New Smoker

A shot of relaxation Torii Labs has introduced some rather sleek looking UV resistant shot vials that contain a combination of cannabis oil and active wild herbs, designed to give you relief from what ails ya'. If you had a rough week working hard at work
April 18, 2017 @ thenewsmoker.com

How cannabis is getting a healthy makeover | Well+Good

This week on The Plus Factor, we're talking about an herbal ingredient earning a blazing reputation in the wellness world: marijuana. Remember when cannabis had a not-so-healthy image? (Think red eyes and munchies.) Well, those days are fading
April 3, 2017 @ wellandgood.com

8 Ways to Add More Adaptogens to Your Diet

Adaptogen is an umbrella term for compounds found in plants that are actually able to adjust to what your body needs by either increasing or decreasing your immune system in response to stress you're experiencing.
December 22, 2016 @ shape.com

What are the benefits of fulvic acid? | Well+Good

No matter how many supplements you take or superfoods you eat, if you're not absorbing all those nutrients properly-something that experts say is pretty common-you're never going to get that superhuman feeling you're after. But don't go
September 28, 2016 @ wellandgood.com

Trying to Kick Coffee? Here Are 7 Alternative Ways to Fuel Your Morning High

Is coffee friend or foe? According to the headlines regularly splashing across wellness sites, the pendulum seems to swing with some frequency. On one hand, a growing body of research shows a wide-ranging host of potential health benefits associated
June 14, 2016 @ vogue.com

Torii Labs: The Beginning


RL
Torii Re-Leaf

Torii Labs was formed out of the personal experience of the Co-Founder Giles Hayward. In 2007 Giles was working as a corporate financier for a real estate investment firm in Russia. It was a fast and furious time in his life - over worked and highly stressed he became that '5 cup of coffee a day guy'. He became depleted and fatigued until he had no choice but to re-evaluate how he chose to lead his life.

He quit his job and moved to California where he started to explore ways to access vitality without having to overstimulate with caffeine and sugar. With a daily dose of adaptogens, yoga and nature Giles was much better equipped to find success and fulfillment. He knew he wasn't the only one looking to find smarter ways to access sustained vitality so he joined forces with his friend Lulu Luchaire to develop powerful herbal elixirs to help others build, balance and brighten their bodies and minds.

From Passion to Product

We've spent the past 5 years developing our tonics. From sourcing to bottling, we put quality first every step of the way. We now have 4 tonics available in stores and 2 new SKU's ready to release by Q3 2019.


A
Awake
R
Restore
U
Unwind
R
Re-Leaf

We currently sell 4 tonics with 2 more ready to launch:

Torii Awake – *Adaptogenic Clean Energy*

Torii Unwind - *Natural Deep Sleep*

Torii Restore - *Rehydrate, Replenish, Re-energize*

Torii Re-Leaf - *Calms inflammation, anxiety and pain*

Traction & Strategy


TORII LABS CALIFORNIA
Torii Awake
Torii Awake . 20 shots

From idea to product:

- *Two years of research and development*
- *Torii Labs tonics are being sold in 90+ stores*
- *Launch Q1 2019 with Whole Foods*
- *Social Media Community of 12.7K*
- *Featured in Vogue, Well + Good, C for Men*

Growth Strategy:

- *In-store demo's*
- *Focus on growing sales through large wholesale accounts (i.e. Whole Foods)*
- *Influencer campaigns and media buying*
- *Launch E-commerce strategy*

Milestones

May 2016



Torii Awake

Company launched Torii Awake Tonic in Erewhon

January 2017



Torii Releaf

Launched Releaf, Unwind and Restore Tonic in Jan 2017

June 2017

Equinox

Launched in Equinox gyms in LA and reached 80 POS

June 2017



Earthbar

Beaming Earthbar Rainbow Acres

November 2018

Incubator

Chosen to participate in PepsiCo Nutrition Greenhouse Incubator

January 2018

Planet Organic

Launched in London Planet Organic, Daylesford

December 2018



New Product Launch

Launched new 2oz Shot format

January 2019

Rosewood Carlyle

Launched in Rosewood Carlyle hotel in NYC

March 2019

Whole Foods

Launching in Whole Foods March 2019

June 2019

Equinox NYC

launching in Equinox hotel In NYC

Torii Community

Torii Labs is using our brand to create a community. From informational and inspirational videos, to in person events, our goal is to connect likeminded people on issues they love.


Torii Awake

Learn About Torii Awake

Focus/Stress management/Stamina. A powerful combination of adaptogenic herbs provides improved mind body performance. GOOD FOR: Coffee alternative, Brain fog, Stress management.


Torii Unwind

Learn About Torri Unwind

Regenerate/Relax/Sleep/ This formula stimulates deep regenerative processes critical for the brain and body. GOOD FOR: Deep sleep, Releasing tension, Nighttime restoration

Competition

Rebbl Drinks is probably the closest to what we do in the sense that they are very focused on adaptogens. However, our new 2oz shots compete with the likes of Vive, KOR and California Juice Co. We differentiate ourselves with efficacy. Other juice shots have limited efficacious effects on our health compared to our sophisticated formulas which use a powerful combination of herbs so that our community can feel the effects.


0mg of caffeine
5g of sugar
45 calories
80mg of caffeine
25g of sugar
100 calories
NEW
energy

Clear, calm, sustained energy. *Jittery, stressed-out, over-stimulated.*

Competition	Names	Size (oz)	taste (0-5)	efficacious (0-5)	price
	**Torii Shots**	**1.9**	**4**	**4.5**	**$4.99**
	Goldthread	12	4	1.5	$3.50
	Rebbl	12	3.5	1	$3.99
	CBD	2	2	3.5	$7.29
	KOR	1.7	2	2	$3.99
	VIVE	1.9	2,5	2.5	$3.99

Facts & Figures

90+ POS
Torii Labs products are being sold in 80+ stores

70%
Gross profit margin

circa $3.00
We wholesale our products for 3.00

$4.99
We retail our products for 4.99

$44.00
Box of 12 w/ subscription plan

$1.6m
We've had $1.6 million invested into Torii Labs so far

Circa $14,000
January Sales 2019

Partnerships & Retailers

Equinox
In Equinox gymsEquinox in LA Equinox

Erewhon
We sell in all 4 locations in the LA area

Earthbar
We sell in 20+ earthbar stores in California

Whole Foods
IX-One approved by Whole Foods and hope to launch in Q1 2019

Beaming
Selling very well in juice bars

Rosewood
Launched in their Carlyle 5-star hotel in NYC

Equinox Hotel
Launching in 250 rooms in performance draw.

Meet the Founders



Giles Hayward
Co-founder and CEO

Co-founder of Phylia DeM Tyringham Initiative, Former Investment Director, MBA in Sustainability



Lulu Luchaire
Co-founder

Entrepreneur, Founder at Ondalinda Music and Art Festival Mexico, Former Program Manager at Apple

AND THE REST OF THE TEAM



Laura Rubin
Chief Marketing Officer

Founder of Left Left Right (LLR) Consulting, Laura is a thought leader with 18+ years of experience



Mauro Zappaterra
Advisory Board Member

Director of Regenerative Medicine and Clinical Research, PM&R Physician and Lecturer



Annabella Evangelho
Project Manager and Operations

Experienced Purchasing Manager, Product Development, National Sales Manager, Merchandising, Branding



Jenna Grossbart
Strategic Partnership Manager

Experienced Curator and Sales Manager, Passionate about Personal Growth and Holistic Wellness



Alex McAfee

Marketing & Social Media

Alex McAfee leads clients through strategy, creative, social media, and advertising



Dr. Pierre Teissier

Interim COO and Formulator

Master in Culinary Expertise, PhD in Biochemistry and Nutrition

Raised $1,630,000From 7+ Investors

Dhru Purohit

CEO: Dr. Hyman Enterprises, Co-Founder: Clean Program, contributing author: two NY Times Bestsellers

Sebastian Stoddart

Samsung Electronics: Head of Concept Innovation, Bar Necessities: Founder & Design Director

Christian Jochnick

Fanmode: Founder, Co-Founder / Commercial Director, Goldman Sachs: Investment Banking Analyst

Richard Hayward

Michael Worrall

Laurella Fox Pitt

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What do you do at Torii Labs?

TL: Torii Labs is a health product company that creates full-spectrum herbal elixirs that balance, build, and brighten our body and mind. We're shifting the performance conversation away from that quick fix and over-stimulating solution toward the smarter, sustained way to access vitality. We do that by focusing on what we call the four pillars of vitality, which are exercise, nutrition, mindfulness, and sleep. All of our products use the highest quality ingredients like organic juices and wildcrafted herbs.

We've developed our first four formulas and we've got a fifth coming out. Each of our formulas speaks to at least one of those verticals. We have Torii Awake, which is an adaptogenic herbal formula that helps the mind and body perform at its best by increasing focus and mental acuity. We've then got Torii Unwind, which is our natural sleep formula. It is your mind and body relaxant formula. We then have Releaf, which is a phytocannabinoid, tumeric-infused, golden nut milk, chai tonic, which is good for inflammation, pain relief, and anxiety. The fourth formula is Torii Restore, which is your post-exercise, replenishing formula. It rehydrates, re-energizes, and replenishes the body from a cellular level. It's really good if you're hungover. It's got B vitamins, electrolytes, prickly pear, and lots of really great things to enhance and replenish the body.

WF: Can you talk about the fifth formula you're preparing to launch?

TL:

Yes. The fifth one is our Torii Digest, which we'll be launching in a couple of months and is a gut strengthener and cleanser. It uses three grams of prebiotics. It's got Chaga mushrooms, plus papain and bromelain, which are two really important digestive enzymes. It's got barbary seed extract and caraway seed extract, which are basically antibacterial. They cleanse the gut while promoting the right kind of bacteria in the gut. As we know, it's a healthy gut, a healthy mind because 95% of our serotonin and dopamine are created in our gut, so it's super important to have that functioning properly.

We're a full spectrum plant company. Everything is vegan, and we're really looking to the natural world for answers. We live in an over-stimulated world where most people are stressed. 90% of doctors visits in the US are stress related. My experience is that the tools that we have to help us manage stress and perform at our best are actually enhancing the stress that our bodies and minds are put under. What do we do if we're feeling fatigued? Well, we go and drink a cup of coffee or we have a sugary drink. All we're doing is compounding the depletion and the fatigue that the body is under. We might artificially and temporarily stimulate our central nervous system, but ultimately we just deplete our bodies even more. We're interested in a sustained way to access that vitality.

WF: What's the packaging format and how are consumers consuming the products?

TL:

We've created liquid herbal elixirs. We have packed our 2oz shots with a wonderful combination of powerful herbs We launched these shots in Erewhon, Beaming, Earthbar, Rainbow Acres in December and they are selling very well. We are also set to launch in whole Foods in the coming weeks.. We differentiate ourselves from other herbal elixir shots because we are so much more than just a juice. Everyone else out there is doing a ginger or a cayenne and a tumeric shot. We have powerful Chinese and Ayurvedic herbs that have been used for thousands of years to enhance mental vigor and physical prowess.

We're big into adaptogenic herbs. Adaptogens are a class of herb that helps us manage stress more effectively while also increasing our mental focus, acuity, and physical stamina. All of our products have adaptogens in them because if we're here to focus and enhance vitality, the number one thing that stops us from feeling energized on a sustained level is stress. Stress causes fatigue. It destroys our gut. It creates brain fog which stops us from performing at our best. So while we're enhancing our body, we're also combating stress. It's a big part of what we do.

WF: Would you describe your products as nootropics?

TL: Some are nootropics, but we look at it on a holistic level because some of them focus on the brain and on mental clarity. Nootropics are a specific type of product, whereas we're looking at it from a very holistic level. We're saying that in order for you to feel good and perform at your best, you've got to look at this holistically. You can't just say here's a pill, let me enhance my mental focus and acuity. You need to be sleeping better. You need to be exercising. You need to be dealing with a level of mindfulness, and your nutrition has got to be right. You get all of those things down, with the support of really potent herbs, then you're going to be much better equipped to be making the most out of life.

WF: Who is your competition?

TL:

Rebbl Drinks is probably the closest to what we do in the sense that they are very focused on adaptogens. They are a beverage rather than a supplement so they don't focus on taste rather than efficacy. In the shot space we come up against Vive and KOR shots but my hope is that the efficacy and complexity of our product formulations will give our customers an enhanced experience.

Ten years ago, we drank a glass of Sunny Delight and thought we were healthy. Then it went into this whole juice craze, where everyone was drinking juices. Now we're seeing, as an evolutionary step within the health products arena, people starting to use really powerful Western, Chinese and Ayurvedic herbs. We're taking the juice market and enhancing the product offerings through powerful and sophisticated formulas.

WF: How did you get into this industry?

TL:

In 2007 I was working as a corporate financier for a real estate investment firm in Russia. It was a fast and furious time in my life - over worked and highly stressed I became that '5 cup of coffee a day guy'. My mind and body were breaking down, completely out of balance and depleted. Although impossible to see at the time, this breakdown was also a breakthrough, as I had no choice but to re-evaluate who I was leading my life.

Within a few months I had quit my job and moved to the sunny shores of California to study an MBA in sustainability. It was here that I started to explore new ways to bring my mind and body back into balance. Through a daily practice of yoga and meditation, combined with a new knowledge of adaptogenic herbs and frequent trips into Nature I started to experience what it was like to live a life full of vitality.

Fully energized, I teamed up with my great friend and business partner, Lulu Luchaire, to set up Torii Labs as a vehicle to share the healing power of plant medicines.

We knew that we weren't the only people that were searching for new ways to feel great without having to over stimulate our body with excess caffeine and sugar. By working with incredible herbs such as adaptogens, I could feel first hand how they helped me become more resilient to stress by stabilizing my central nervous system. Rather than becoming depleted and fatigued through excessive cortisol pumping through my system I was becoming calm and focused - allowing me to run a startup much more effectively.

WF: How were you originally selling the products and how has it evolved?

TL: We launched in Erewhon, which is like the pinnacle of health and wellness in the Los Angeles area. They have three stores. If it's good for you, they sell it. We realized that we had good velocity, but the price point with the tonic was about $9, which is a lot for a 3.4-ounce tonic. We made good traction, but at the end of last year, I decided that to really drive this business, we need to get our price point down to about $4.99, and now I've done that. We spent the last eight months reformulating to get all of our products to a two-ounce shot format, which is what we're about to launch with Whole Foods. It's been a really tricky six months because I've been unwinding the 3.4oz line. In a way, we're kind of relaunching Torii Labs in terms of revenue. We have a really good reputation for being high-quality products that work. We're basically liquid supplements while everyone else is selling juices.

WF: Can you talk about the revenue traction that you've built up? Are you selling entirely through retailers like Erewhon or are you selling direct online?

TL:

At the beginning of last year, we had raised some money, and in our naivety, we tried to do too much. We wanted to sell online through a subscription and in wholesale. We realized that the 3.4-ounce tonic retailing at $9 was not going to be an online product. Shipping was a nightmare. We reformulated to a half-ounce shot, which we sold online in boxes of 20. We did a three-month online push and had 115 subscribers in three months. We had a click-through rate of 4.8% and a CPA of $55 for the Awake, which is pretty good.

We tried to launch four wholesale products while also launching four online products. It was just crazy. I have to take responsibility for that. . We weren't focused enough. That's why I reined everything in, reformulated, and consolidated our product offerings. Rather than having a box of 20 half-ounce shots and 3.4-ounce wholesale products, I've created a two-ounce shot, which tastes amazing and is really efficacious. We can sell it online and in wholesale stores. By the way, shots are the fastest growing section in Whole Foods. We're right on the money. It's just been a painful kind of eight months of shifting gears and moving to a new strategy and new product offerings.

WF: How much wholesale distribution did you get up to?

TL: We now sell in up to 90 stores, mostly in LA.

WF: How have you raised capital in the past?

TL: We did a friends and family round at a valuation of $2.5m in 2014 and raised $54,000. .We then opened up a convertible note with a cap of $5.5m and raised $640,000. We also did 2 small internal rounds in 2017 and 2018 for $450,000.

WF: Are you already in the broker's catalog, or are you in discussions with them right now?

TL: We're about to choose one.

WF: Who's on the team at Torii?

TL: There's me, and then we've got our product developer/COO, which is Dr. Pierre Teissier. He's got a Ph.D. in biochemistry and nutrition and a master's in Culinary Expertise. He's also a doctor and a trained MD. Then we have Annabella Evangelho, who's our operations manager, and Jenna Grossbart, who's our sales manager. Laura Rubin is our CMO and Alex McAfee at Fast and Light run our social media and media buying. Mauro Zapaterra is our resident MD. He has a Phd from Harvard and is well versed in both eastern and western medicine.

WF: Why did your founding partner part ways?

TL:

I think it just got to a point last year where we both had to decide whether this was something we really wanted to do. We hit an inflection point where we were like, "Okay, we've got to do a lot of hard work to reformulate and restrategize." She was setting up a music festival in Mexico, so she decided to go and do that, and I took over the reins.

WF: At the $4.99 price point on the two-ounce shot, what's your growth margin? ^

TL: We have an online gross profit margin of roughly 70%.. This drops to circa 60% for retail and that's not including brokerage fees and distribution fees.

WF: Are you going to be spending money on ads or are you solely focusing on wholesale going forward? ^

TL:

I believe that getting into Whole Foods and growing our wholesale revenue quickly and scaling the business is the fastest way to reach a million dollars in sales. But I'm a big believer in a bricks and clicks strategy, which is to have both wholesale and online working together. People want to have a tangible relationship to the product, where they can go and pick it up, but we also have a lot of education to do. We're a sophisticated formula. We need to be engaging with our audience directly. I think we're a perfect product for that. Pull your Torii Awake out of your fridge in the morning and have your Torii Unwind by your bed every night. That happens when they have a box of Torii shots delivered to their door every month.

Now that we're at a two-ounce shot size, hotels are very interested in stocking us. Equinox Hotel, which is opening in June, is going to stock us in their performance drawer. We are also launching in the Carlyle Rosewood hotel and a few boutique hotels in California.. This is a really exciting revenue channel.

WF: Do you have any data on your online sales? ^

TL:

We have limited data. We really only did online for three to four months.. What we discovered was that the Awake formula had an encouraging CPA of $55. That may seem high, but we were getting them to subscribe so the lifetime value was many times that.

We had a basket size of about $65 for a monthly subscription of 20 shots. When we have the box of 12 two-ounce shots, we'll be subscribing for about $44. It's a more affordable subscription model as well. We learned there's a big appetite for clean adaptogenic energy. Adaptogens are massive. A lot of people don't like to take pills. Who wants to take a bland pill?

WF: Of the different competitors in this space and the people that will get into this space, why is Torii positioned to win? ^

TL:

First of all, it's incredibly difficult to create a product that tastes good with the amount of herbs that we have. We have a great formulator. I think that we are the first mover in this space, in terms of creating really efficacious liquid supplements with great branding.

Our philosophy is that people are always going to want products that have more and more health benefits. We're just setting the trend. We're setting the benchmark. People are going to get bored of a tumeric shot. We've got tumeric plus CBD. We've got six different adaptogenic herbs working together in the Awake shot.

We're the first great-tasting, efficacious, liquid herbal product out there. It's your alternative to bland pills. It's your easily accessible, grab-and-go product that you can grab at Whole Foods, or you can buy online in a box of 12.

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RISKS

1 There are risks that production will be delayed due to ingredient scarcity due to seasonality of certain herbs.

2 Capital restraints are always a risk. Without sufficient capital we are unable to run the business, go into production and hire the team required to make Torii a success

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Torii Labs is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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